Exhibit 99.2
AIA AURORA LLC INTERCOMPANY LOAN AGREEMENT
     AIA AURORA LLC INTERCOMPANY LOAN AGREEMENT, dated as of this 14th day of January, 2011 (this “Agreement”), by and between AIA Aurora LLC, a Delaware limited liability company (“Lender”), with its principal executive offices located at 180 Maiden Lane, New York, New York 10038, and American International Group, Inc., a Delaware corporation (“Borrower”), with its principal executive offices located at 180 Maiden Lane, New York, New York 10038.
     WHEREAS, Borrower has requested the Loan (as hereinafter defined) from Lender, and Lender is willing to grant that request, subject to the terms and conditions hereof;
     WHEREAS, Borrower, Lender, ALICO Holdings LLC, a Delaware limited liability company (“ALICO Holdings”), the Federal Reserve Bank of New York, the United States Department of the Treasury and the AIG Credit Facility Trust have entered into a Master Transaction Agreement, dated as of December 8, 2010 (the “Master Transaction Agreement”), which provides, among other things, for a series of integrated transactions, including the making of the Loan, to recapitalize Borrower;
     WHEREAS, contemporaneously with the execution of this Agreement, (i) Borrower, Lender, ALICO Holdings LLC and the Guarantors party thereto have entered into a Guarantee, Pledge and Proceeds Application Agreement, dated as of the date hereof (the “Pledge Agreement”), which provides, among other things, for security for Borrower’s obligations under this Agreement and pursuant to which ALICO Holdings LLC and the other guarantors party thereto have guaranteed Borrower’s repayment of the Loan;
     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1. The Loan.
1.1	The Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make an advance to Borrower in the original principal amount of Nineteen Billion, Nine Hundred and Sixty Million, Nine Hundred and Seventy Five Thousand, One Hundred and Seventy Nine Dollars and One Cent ($19,960,975,179.01) (the “Loan”). Upon funding of the Loan, Borrower shall immediately become indebted to Lender for the full amount of the Loan. The Loan shall not be secured or guaranteed except pursuant to the terms of the Pledge Agreement.

1.2	The Purpose of the Loan. Borrower will use the proceeds received in respect of the Loan to repay, or cause to be repaid, principal together with accrued and unpaid interest thereon and any other amounts outstanding under the Credit Agreement dated as of September 22, 2008 between the Borrower and the FRBNY (the “FRBNY

Credit Facility”) (including any fees or other amounts that may become due upon termination of the FRBNY Credit Facility) immediately upon receipt of such proceeds in accordance with and pursuant to the terms of the FRBNY Credit Facility. Borrower shall immediately repay any portion of the Loan in excess of the amount required to repay all principal together with accrued and unpaid interest thereon and any other amounts outstanding under the FRBNY Credit Facility (including any fees or other amounts that may become due upon termination of the FRBNY Credit Facility) at the Closing in accordance with and pursuant to the terms of the FRBNY Credit Facility.

1.3	The Note. The Loan shall be evidenced by the promissory note of Borrower in the form attached as Exhibit A (the “Note”), which shall be executed and delivered to Lender by Borrower and dated the date hereof.

1.4	Payment of the Loan.
     (a) Payment upon Demand. Borrower shall, as Lender shall from time to time demand from Borrower upon at least 3 business days’ advance notice (a “Demand”), pay the entire unpaid principal amount of the Loan, together with any accrued and unpaid interest thereon (as determined from time to time, the “Payoff Amount”); provided, however, that no such Demand shall be made prior to January 1, 2014.
     (b) Mandatory Payment.
               (i) Prior to the making of a Demand in accordance with Section 1.4(a) hereof, Borrower shall make payments to Lender on account of the unpaid principal amount of the Loan, together with any accrued and unpaid interest thereon in accordance with Section 4 of the Pledge Agreement.
               (ii) Any mandatory payment made by Borrower and allocated to repayment of the Loan in accordance with Section 4 of the Pledge Agreement shall be credited first to repayment of all accrued and unpaid interest on the Loan as of the date of such payment and then to the unpaid principal amount of the Loan.
               (iii) Any Designated Cash Escrowed Funds (as defined in the Master Transaction Agreement) distributed to Lender pursuant to Section 3.02(d) of the Master Transaction Agreement and allocated to repayment of the Loan in accordance with Section 4 of the Pledge Agreement shall be treated for all relevant purposes as a mandatory payment of the Loan in accordance with this Section 1.4(b).
     (c) Voluntary Payment. Borrower shall have the right to pay, without premium or penalty, the whole or any part of the Loan; provided that any amount so repaid is subject to allocation as between the Loan and the other Secured Obligations (as defined in the Pledge Agreement, the

“Secured Obligations”) in accordance with Section 4 of the Pledge Agreement and in no event shall Borrower have the right to dictate the order in which the Secured Obligations are paid. Any voluntary payment made by Borrower and allocated to repayment of the Loan in accordance with Section 4 of the Pledge Agreement shall be credited first to repayment of all accrued and unpaid interest on the Loan as of the date of such payment and then to the unpaid principal amount of the Loan.
     (d) Payment of Interest. Interest shall be payable upon the unpaid principal amount of the Loan for the period from the date of the borrowing of such principal through but excluding the date upon which such principal is fully paid (the “Interest Accrual Period”). The rate of interest shall be equal to (i) from the date of the borrowing through but excluding September 22, 2013, five percent (5.000%) per annum and (ii) from September 22, 2013 through but excluding the date upon which the unpaid principal amount of the Loan is fully repaid, nine percent (9.000%) per annum. Interest shall be computed on the basis of the actual days elapsed in a year of 365 or 366 days, as the case may be, and shall accrue on the aggregate unpaid principal amount of the Loan on any day during the Interest Accrual Period. Any accrued interest that has not been paid as of the last day of any calendar quarter pursuant to Section 1.4(a), Section 1.4(b) or Section 1.4(c) hereof shall be added to the unpaid principal amount of the Loan as of the first day of the next calendar quarter.
     (e) Limitation on Payment. In no event shall Borrower be obligated to pay to Lender more than the Payoff Amount on account of the Loan.
     (f) Manner of Payment. All payments to be made by Borrower on account of the borrowing hereunder shall be made to the order of Lender without any set-off or counterclaim free and clear of and without any deduction or withholding whatsoever in lawful currency of the United States of America and in immediately available funds.
     (g) Limitation on Recourse. Capitalized terms used in this section but not defined in this Agreement shall have the meanings given to such terms in the Pledge Agreement. Lender shall have recourse in respect of the obligation of Borrower to perform and observe the obligations contained in this Agreement or the Note issued hereunder only (1) to the Collateral and (2) against the Borrower (x) up to an aggregate amount equal at any time to the fair market value of the Designated Interests that are not Collateral at such time, as reasonably determined in good faith by the AIG Board, or if the Rights Holder on behalf of the Lender contests such valuation, by an investment banking firm of national standing designated by mutual agreement of AIG and the Rights Holder on behalf of the Lender and (y) in respect of any amounts due but unpaid pursuant to Section 4(a) of the Pledge Agreement; provided, that the foregoing limitations shall not apply to any claims against the Borrower for any loss, damage, cost, expense, liability, claim or other obligation incurred by the Lender (including reasonable attorney’s fees and reasonable out-of-pocket expenses) arising out of or in connection with (A) fraud or intentional misrepresentation by the Borrower in connection with the Loans, or (B) Borrower’s knowing and intentional failure to perform its material obligations under the Loan Documents.
2. Conditions Precedent to Borrowing.
The obligation of Lender to make the Loan is subject to the satisfaction of the following conditions precedent on or before the date hereof:
2.1	Representations and Warranties. The representations and warranties of Borrower contained in Section 3 hereof and in the Pledge Agreement shall be true and correct in all material respects on and as of the date hereof.

2.2	Performance; No Default. Borrower shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the date hereof (including, without limitation, Borrower’s obligation to execute and deliver to Lender the Note), and, as of such date, no condition or event which constitutes a default in the performance of its obligations hereunder shall have occurred and be continuing.
3. Representations and Warranties.
Borrower hereby represents and warrants to Lender that:
3.1	Organization; Powers. Borrower is a corporation which has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, with the corporate power and authority to own its properties and transact the business in which it is now engaged or in which it proposes to engage. Borrower is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

3.2	Authorization; No Conflicts; No Defaults. The execution and delivery of this Agreement (including the execution and delivery of the Note issued hereunder), the performance of Borrower’s obligations under this Agreement or under the Note issued hereunder, and the consummation of the transactions herein contemplated are within Borrower’s organizational powers and have been duly authorized by all necessary action on its part. This Agreement will constitute when executed and delivered, a valid and binding agreement of the Borrower, except as the same may be limited by Bankruptcy Exceptions (as defined in the Master Transaction Agreement).

Except as expressly set forth in the Pledge Agreement or the Master Transaction Agreement, the execution, delivery and performance by Borrower of this Agreement will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien (as defined in the Master Transaction Agreement), charge or encumbrance upon any of the properties or assets of Borrower, under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Borrower is a party or by which Borrower may be bound, or to which Borrower or any of the properties or assets of Borrower may be subject, or (b) violate any applicable Law (as defined in the Master Transaction Agreement) applicable to Borrower or any of its properties or assets.
4. Covenants.
So long as any indebtedness under this Agreement or the Note issued hereunder remains unpaid, unless Lender and the Rights Holder (as defined in the Pledge Agreement) shall otherwise consent in writing, and except as otherwise contemplated by the Pledge Agreement or the Master Transaction Agreement, Borrower shall:
4.1	Corporate Matters. Preserve and maintain its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary to the normal conduct of its business, except for rights, privileges and franchises the loss of which would not reasonably be expected to have, individually or in the aggregate, an AIG Material Adverse Effect (as defined in the Master Transaction Agreement).

4.2	Books and Records. Keep proper books of records and account relating to this Agreement in which full, true and correct entries in conformity with sound business practice and all requirements of law applicable to Borrower shall be made; and upon reasonable prior notice permit representatives or agents of Lender to examine any of its books and records relating to this Agreement at any reasonable times and as often as Lender may reasonably desire.

4.3	Further Assurances. Subject to Section 6.1 hereof, take, or cause to be taken, all other actions reasonably necessary or desirable to preserve and defend the rights of Lender to payment hereunder, and to assure to Lender the benefits hereof.
5. Events of Default.
5.1	Events of Default. Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):
     (a) if any portion of the principal amount of the Loan or any accrued and unpaid interest thereon (i) is not paid when due under this Agreement or under the Pledge Agreement whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and (ii) remains unpaid for ten (10) days after the date on which such payment was due;
     (b) if an Event of Default shall occur under the Pledge Agreement;
     (c) if Borrower (i) takes any action or omits to take any action, in each case, that materially breaches its covenants under Section 4 hereof and (ii) such breach, if susceptible of cure, is not cured within ten (10) days after the earlier of written notice to Borrower from Lender setting forth the details of such breach and knowledge of such breach on the part of Borrower;
     (d) if an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower or any Guarantor under the Pledge Agreement or of a substantial part of the property or assets of Borrower or any Guarantor under the Pledge Agreement, under Title 11 of the United States Code, as now constituted or hereafter amended, the appointment of a trustee, receiver, intervenor or conservator under the Resolution Authority under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor under the Pledge Agreement or for a substantial part of the property or assets of Borrower or any Guarantor under the Pledge Agreement or (iii) the winding-up or liquidation of Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; and
     (e) if Borrower or any Guarantor under the Pledge Agreement shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, the appointment of a trustee, receiver, intervenor or conservator under the Resolution Authority under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (d) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor under the Pledge Agreement or for a substantial part of the property or assets of Borrower or any Guarantor under the Pledge Agreement, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing.
5.2	Remedies. Upon the occurrence of an Event of Default and at any time thereafter: (a) Lender or Lender’s agent may, in addition to any other rights or remedies available to it pursuant to this Agreement or the Pledge Agreement, or at law or in equity, take such action, without notice or demand, as Lender or Lender’s agent may deem advisable to protect and enforce its rights against Borrower under this Agreement, including, without limitation, declaring the Payoff Amount to be immediately due and payable in whole or in part, whereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, notwithstanding anything to the contrary contained in this Agreement or the Pledge Agreement; provided, however, that, upon the occurrence of an Event of Default described in Section 5.1(c) hereof, the Payoff Amount shall immediately and automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, notwithstanding anything to the contrary contained in this Agreement or the Pledge Agreement; and (b) Lender or Lender’s agent may enforce or avail itself of any or all rights or remedies provided in the Pledge Agreement against Borrower and any or all of the Designated Interests or Designated Cash Proceeds (each as defined in the Master Transaction Agreement and, collectively, the “Designated Collateral”), including, without limitation, all rights or remedies available at law or in equity.
6. Miscellaneous.
6.1	Entire Agreement; Amendments; Counterparts. This Agreement and the Note issued hereunder, and any other documents referred to herein or therein, contain the entire and only agreement between Lender and Borrower concerning the subject matter hereof, and any oral statements or representations or prior written matter with respect thereto not contained herein or therein shall have no force or effect. The provisions of this Agreement and the Note issued hereunder shall not be modified, amended or waived save in writing, executed by all parties hereto, with the written consent of the Rights Holder (as defined in the Pledge Agreement). This Agreement may be executed in counterparts, each one of which will be deemed to be an original, and all of which together will constitute one and the same Agreement.

6.2	Failure to Act Not a Waiver. Neither the failure nor any delay on the part of either party to exercise any right, power or privilege under this Agreement or the Note issued hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise of such right, power or privilege or any exercise of any other right, power or privilege.

6.3	Successors and Assigns. This Agreement and the Note issued hereunder shall be binding upon and inure to the benefit of, and be enforceable by, Lender and

Borrower and their respective agents, successors and permitted assigns, except that, (a) Borrower may not assign or otherwise transfer the Note issued hereunder or any of its obligations, rights or interests in or to this Agreement or the Note issued hereunder at any time without the prior written consent of Lender and the Rights Holder (as defined in the Pledge Agreement) and (b) other than as expressly provided in Section 7.10 of the Master Transaction Agreement, Lender may not assign or otherwise transfer the Note issued hereunder or any of its obligations, rights or interests in or to this Agreement or the Note issued hereunder without the prior written consent of Borrower. Any purported assignment or transfer in violation of this Section 6.3 will be null and void ab initio.

6.4	Governing Law; Severability. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without regard to its rules of conflicts of laws, subject to applicable United States Federal law. In the case any one or more of the provisions contained in this Agreement or in the Note issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

6.5	Notices. All notices under this Agreement shall be given by electronic mail or facsimile at the addresses and facsimile numbers separately provided by each party and such notice shall deemed given upon receipt of such notice.
[The next page is the signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers, upon the date first above written.

AIA AURORA LLC
/s/ Brian T. Schreiber
By:	Brian T. Schreiber
Title:	Manager

AMERICAN INTERNATIONAL GROUP, INC.
/s/ Brian T. Schreiber
By:	Brian T. Schreiber
Title:	Executive Vice President, Treasury and Capital Markets

[Signature Page to AIA Aurora LLC Intercompany Loan Agreement]

Exhibit A
FORM OF PROMISSORY NOTE

$•	•, 20•
For valuable consideration, receipt of which is hereby acknowledged, American International Group, Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of AIA Aurora LLC, a Delaware limited liability company (“Lender”), in legal currency of the United States of America and in immediately available funds as Lender shall from time to time demand from Borrower upon at least 3 business days’ advance notice on or after January 1, 2014, the lesser of the original principal sum of • Dollars ($•) or the unpaid principal amount of the loan made by Lender to the Borrower pursuant to the AIA Aurora LLC Intercompany Loan Agreement, dated as of January 14, 2011, between Lender and Borrower (the “Agreement”), together with any accrued and unpaid interest thereon, payable as provided in the Agreement.
Borrower may repay all or any portion of the amount borrowed under this Note at any time, without premium or penalty, provided that all such repayments of principal shall be accompanied by all interest accrued and unpaid to the date of repayment.
Except as may be specifically provided herein, Borrower waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note.
Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
This Note shall be governed by the laws of the State of New York, without giving effect to any contrary result otherwise required under applicable conflict or choice of law rules.
This Note is the Note referred to in the Agreement and is qualified by, and subject to, all of the terms and conditions provided therein (including, without limitation, Section 6.1 of the Agreement). In the event that any conflict, inconsistency or incongruity arises between the provisions of the Agreement and the terms of this Note, the terms of the Agreement shall in all respects control.

AMERICAN INTERNATIONAL GROUP, INC., as Borrower
By:
Name:
Title:

A-1